EXHIBT 10.17
                       Promissory Note Form with Addendum

Promissory Note

FOR VALUE RECEIVED, SENSE HOLDINGS, INC., a Florida corporation, having an office at 7300 W. McNabb Road, Suite 117, Tamarac, FL 33321 ("Maker") promises to pay to the order of, (the "Lender") in lawful money of the United States of America in immediate available funds, the principal sum of _________ DOLLARS, together with interest on the unpaid principal amount hereof as provided below.

Interest on the unpaid principal amount of this note shall be paid at the rate of ten percent (10%) per annum. Interest shall be calculated daily, based upon a 360-day year. Interest shall accrue and become due and payable on the Maturity Date (as herein defined). In no event shall interest exceed the maximum amount permitted by law; and any such excess shall be treated as a payment of principal hereon, and be allocated in reverse order of maturity.

The maturity date of this note will be 180 days from the date hereof.

Lender will receive  _________  shares of Class A common stock in Sense Holdings
(SEHO) to be issued immediately upon acceptance of this agreement. Lenders will advance an aggregate of $600,000 (the "Loans") to Sense Holdings, Inc. Each lender must advance a minimum of $30,000. At the present time, it is anticipated that there will be a maximum of 20 lenders, each having a note in the amount of $30,000 and provide the investor with 30,000 shares per unit. Each note will be for a period of six months and will bear interest at the rate of 10% per annum.

The Notes are secured by the Intellectual Property and any associated rights to the Intellectual Property owned by the Company. The Company has agreed the shares purchased in this offering will have demand and piggyback registration rights. These rights will last for a period of two years from the closing date of this offering. In the event of a sale of the collateral assets, simultaneously with the closing of such sale, the Note obligation must be met before any other use of the proceeds is permitted.

Holders of the Collateralized Notes must be made aware in the event the Company receives an offer for any underlying Intellectual Property and the associated rights.

In the event of default, the Holders of this note will be granted veto power in the decision to sell the underlying Intellectual Property or the associated rights to the Intellectual Property.

This Note may be amended only by an instrument in writing executed by the party against which enforcement of the amendment is sought.

IN WITNESS WHEREOF, Maker has executed and delivered the Note on the Date first written above.

Signatures:

                       AGREEMENT TO MODIFY PROMISSORY NOTE


                                                      Recitals

     The below indicated Maker and Lender have previously entered into a promissory note with a maturity date of 180 days from the execution of the Note.

     The Maker and the Lender have agreed to an extension of the Maturity Date of the Note in consideration for the terms described below.

     NOW, THEREFORE, the parties agree as follows:

1. The Maturity Date of the Note is extended until September 1, 2002;

2. The Note which was not convertible into Common Stock is now convertible into Common Stock of the Maker at a conversion price of $0.75 per share, subject to normal adjustments in the event of reorganizations, stock splits, recapitalizations and similar transactions.

3. The Lender shall have the same registration rights with respect to the Common Stock underlying the Notes as pertain to the Common Stock of the Maker issued to the Lender in connection with the issuance of the Note.

4. Except as modified hereby, all other terms of the Note, including without limitation, the security interest in the Intellectual Property, shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement to Modify Note as of this __________ day of ____________, 2001.


                                     MAKER:

                                         SENSE HOLDINGS, INC.


                                         By: __________________________
                                         Name: _______________________
                                         Title: ________________________


                                     LENDER: